Exhibit 99.1

Synacor Delivers 24% YOY Revenue Growth in First Quarter 2018

•	Q1 Revenue increases to $32.9 million, beating guidance

•	Q1 net loss of $2.4 million and adjusted EBITDA of $0.6 million significantly improved from a net loss of $6.7 million and adjusted EBITDA of $(3.3) million in Q1 2017

•	Q1 Wins include Cheddar, Lenovo and more than 120 new enterprise and government customers

BUFFALO, N.Y., May 9, 2018 – Synacor, Inc. (NASDAQ: SYNC), the trusted technology development, multiplatform services and revenue partner for video, internet and communications providers, device manufacturers, governments, and enterprises, today announced its financial results for the quarter ended March 31, 2018.

“We began 2018 with strong first-quarter results,” said Synacor CEO Himesh Bhise. “Revenue increased 24% from a year ago to $32.9 million, and we delivered adjusted EBITDA of $0.6 million, a $3.9 million improvement from a year ago.

“We are executing a three-pronged approach to drive near-term and long-term value. We have put in place a cost reduction program; we are developing and executing on our software and advertising sales pipeline; and we are prudently investing in the next wave of customer-focused product development to secure the longer-term competitiveness of Synacor,” Bhise concluded.

Q1 Highlights

•	Signed Cheddar, a leading live and on-demand video news network, to Synacor’s advanced Cloud ID authentication solution for its streaming video apps.

•	Added more than 120 new Zimbra email enterprise and government customers worldwide, with extremely strong renewal rates.

•	Hosted the ninth annual Zimbra Forum France, where more than 200 channel, developer and customer participants discussed the Zimbra product roadmap and shared innovative ideas.

•	Launched RefleX, a suite of video, display and native monetization products that span desktop, tablet and smartphone devices.

•	Renewed and extended relationship with Lenovo, a leading OEM, that covers portal and advertising services.

•	Hired Tim Heasley, a seasoned financial executive and former CFO for public and private companies, as SVP of Finance.

Q1 2018 Financial Results

Revenue: For the first quarter of 2018, revenue was $32.9 million, exceeding the Company’s financial guidance, an increase of 24% versus the first quarter of 2017.

Net Income: For the first quarter of 2018, net loss narrowed to $2.4 million, or $(0.06) per share, compared with a net loss of $6.7 million, or $(0.21) per share, in the first quarter of 2017.

Adjusted EBITDA:

For the first quarter of 2018, adjusted EBITDA, which excludes stock-based compensation expense, increased to $0.6 million, compared with $(3.3) million for the first quarter of 2017.

Cash: The Company ended the first quarter of 2018 with $16.4 million in cash and cash equivalents, compared with $22.5 million at the end of the fourth quarter of 2017. The company typically sees a higher use of cash in the first quarter and also had a greater-than-expected receivables balance at quarter end.

Guidance

Based on information available as of May 9, 2018, the Company is providing financial guidance for the second quarter and is affirming its full year 2018 guidance as follows:

•	Q2 2018 Guidance: Revenue for the second quarter of 2018 is projected to be in the range of $33 million to $35 million. The Company expects to report a net loss of $1.8 million to $2.9 million and adjusted EBITDA of $0.6 million to $1.4 million, which excludes stock-based compensation expense of $500,000 to $600,000, depreciation and amortization of $2.4 million to $2.6 million, and tax, interest expense and other income and expense of approximately $300,000.

•	Fiscal 2018 Guidance: Revenue for the full year of 2018 is expected to be within the range of $150 million to $155 million. The Company expects to report a net loss in the range of $4.4 million to $8.6 million and adjusted EBITDA in the range of $7 million to $10 million, which excludes stock-based compensation expense of $2.0 million to $2.4 million, depreciation and amortization of $11.2 million to $12.0 million, and tax, interest expense, and other income and expense of $1.2 million.

Conference Call Details

Synacor will host a conference call today at 5:00 p.m. ET to discuss the first-quarter 2018 financial results with the investment community. The live webcast of Synacor’s earnings conference call can be accessed at http://investor.synacor.com/events.cfm. To participate, please login approximately ten minutes prior to the webcast. For those without access to the internet, the call may be accessed toll-free via phone at (833) 235-2655, with conference ID 4399036, or callers outside the U.S. may dial (647) 689-4151. Following completion of the call, a recorded webcast replay will be available on Synacor’s website. To listen to the telephone replay through May 16, 2018, call toll-free (800) 585-8367, or callers outside the U.S. may dial (416) 621-4642. The conference ID is 4399036.

About Synacor

Synacor (Nasdaq: SYNC) is the trusted technology development, multiplatform services and revenue partner for video, internet and communications providers, device manufacturers, governments, and enterprises. Synacor’s mission is to enable its customers to better engage with their consumers. Its customers use Synacor’s technology platforms and services to scale their businesses and extend their subscriber relationships. Synacor delivers managed portals, advertising solutions, email and collaboration platforms, and cloud-based identity management. www.synacor.com

Non-GAAP Financial Measures

The Company uses certain non-GAAP financial measures in this release. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (GAAP).

We report adjusted EBITDA because it is a key measure used by our management and Board of Directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. In particular, the exclusion of certain expenses in calculating adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Accordingly, we believe that adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and Board of Directors.

For a reconciliation of adjusted EBITDA to net loss, the most directly comparable financial measure calculated and presented in accordance with GAAP, please refer to the table “Reconciliation of GAAP to Non-GAAP Measures” in this press release.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements concerning Synacor’s expected financial performance including, without limitation, its second-quarter and fiscal year 2018 guidance, the statements and quotations from management and Synacor’s strategic and operational plans. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the Company’s results could differ materially from the results expressed or implied by the forward-looking statements the Company makes.

The risks and uncertainties referred to above include - but are not limited to - risks associated with: execution of our plans and strategies, including execution against our agreement with AT&T; the pace and degree to which the AT&T portal can be monetized; the loss of a significant customer; our ability to obtain new customers; our ability to integrate the assets and personnel from acquisitions; expectations regarding consumer taste and user adoption of applications and solutions; developments in internet browser software and search advertising technologies; general economic conditions; expectations regarding the Company’s ability to timely expand the breadth of services and products or introduction of new services and products; consolidation within the cable and telecommunications industries; changes in the competitive dynamics in the market for online search and digital advertising; the risk that security measures could be breached and unauthorized access to subscriber data could be obtained; potential third party intellectual property infringement claims or other legal claims against Synacor; the price volatility of our common stock; and being named as a party to a lawsuit.

Further information on these and other factors that could affect the Company’s financial results is included in filings it makes with the Securities and Exchange Commission from time to time, including the section entitled “Risk Factors” in the Company’s most recent Form 10-K filed with the SEC. These documents are available on the SEC Filings section of the Investor Information section of the Company’s website at http://investor.synacor.com/. All information provided in this release and in the attachments is available as of May 9, 2018, and Synacor undertakes no duty to update this information.

Contacts

Investor Contact:

Andrew Blazier

Sharon Merrill Associates

ir@synacor.com

617-542-5300

Press Contact:

Matt Wolfrom, VP, Corporate Communications

Synacor

Matt.Wolfrom@synacor.com

716-362-3880

Synacor, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	March 31, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$16,425	$22,476
Accounts receivable, net	24,179	31,696
Prepaid expenses and other current assets	5,741	4,516

Total current assets	46,345	58,688
Property and equipment, net	20,621	20,505
Goodwill	15,950	15,955
Intangible assets	12,159	12,695
Other assets	649	937

Total Assets	$95,724	$108,780

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$18,726	$25,931
Accrued expenses and other current liabilities	4,650	7,075
Current portion of deferred revenue	8,361	11,605
Current portion of capital lease obligations	2,405	2,444

Total current liabilities	34,142	47,055
Long-term portion of capital lease obligations	2,770	3,371
Deferred revenue	3,598	3,682
Other long-term liabilities	284	327

Total Liabilities	40,794	54,435

Stockholders’ Equity:
Common stock	393	396
Treasury stock	(1,881)	(1,881)
Additional paid-in capital	143,079	142,486
Accumulated deficit	(86,568)	(86,627)
Accumulated other comprehensive loss	(93)	(29)

Total stockholders’ equity	54,930	54,345

Total Liabilities and Stockholders’ Equity	$95,724	$108,780

Synacor, Inc.

Condensed Consolidated Statements of Operations

(In thousands except share and per share amounts)

(Unaudited)

	Three months ended March 31,
	2018	2017
Revenue	$32,915	$26,540
Costs and operating expenses:
Cost of revenue (1)	15,217	12,562
Technology and development (1)(2)	6,687	7,298
Sales and marketing (2)	5,936	6,661
General and administrative (1)(2)	5,017	3,964
Depreciation and amortization	2,435	2,184

Total costs and operating expenses	35,292	32,669

Loss from operations	(2,377)	(6,129)
Other income	119	6
Interest expense	(97)	(87)

Loss before income taxes	(2,355)	(6,210)
Income tax provision	20	446
Net loss	$(2,375)	$(6,656)

Net loss per share:
Basic	$(0.06)	$(0.21)

Diluted	$(0.06)	$(0.21)

Weighted average shares used to compute net loss per share:
Basic	38,794,165	31,045,488

Diluted	38,794,165	31,045,488

Notes:

(1) Exclusive of depreciation shown separately.

(2) Includes stock-based compensation as follows:

	Three months ended March 31,
	2018	2017
Technology and development	$134	$208
Sales and marketing	138	168
General and administrative	281	271

	$553	$647

Synacor, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2018	2017
Cash Flows from Operating Activities:
Net loss	$(2,375)	$(6,656)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,435	2,184
Stock-based compensation expense	553	647
Provision for deferred income taxes	(39)	200
Increase in estimated value of contingent consideration	—	107
Change in operating assets and liabilities net of effect of acquisition:
Accounts receivable, net	7,517	10,151
Prepaid expenses and other assets	(942)	(342)
Accounts payable	(7,392)	(3,771)
Accrued expenses and other liabilities	(2,429)	(3,535)
Deferred revenue	(872)	48

Net cash used in operating activities	(3,544)	(967)

Cash Flows from Investing Activities:
Purchases of property and equipment	(1,924)	(1,515)

Net cash used in investing activities	(1,924)	(1,515)

Cash Flows from Financing Activities:
Repayments on capital lease obligations	(520)	(319)
Proceeds from exercise of common stock options	18	308
Deferred acquisition payment	—	(567)

Net cash used in financing activities	(502)	(578)

Effect of exchange rate changes on cash and cash equivalents	(81)	6

Net decrease in Cash and Cash Equivalents	(6,051)	(3,054)
Cash and Cash Equivalents at beginning of period	22,476	14,315

Cash and Cash Equivalents at end of period	$16,425	$11,261

Synacor, Inc.

Reconciliation of GAAP to Non-GAAP Measures

(In thousands)

(Unaudited)

The following table presents a reconciliation of net loss to adjusted EBITDA for each of the periods indicated:

	Three months ended March 31,
	2018	2017
Reconciliation of Adjusted EBITDA:
Net loss	$(2,375)	$(6,656)
Income tax provision	20	446
Interest expense	97	87
Other income	(119)	(6)
Depreciation and amortization	2,435	2,184
Stock-based compensation expense	553	647

Adjusted EBITDA	$611	$(3,298)